Exhibit 99.1

Contacts:

Foundry Networks	Foundry Networks	FD
Chief Financial Officer	Treasurer	Investor Relations
Dan Fairfax	Michael Iburg	Brendan Lahiff
408.207.1700	408.207.1305	415.293.4425
dfairfax@foundrynet.com	miburg@foundrynet.com	brendan.lahiff@fd.com
FOUNDRY NETWORKS REPORTS THIRD QUARTER
2007 RESULTS
~ Record Revenue Driven by Strong Service Provider and Federal Markets ~
     San Jose, CA — October 25, 2007 — Foundry Networks™, Inc. (Nasdaq: FDRY) today announced financial results for its third quarter ended September 30, 2007.
     Foundry’s revenue for the third quarter of 2007 was $159.5 million, compared to $118.8 million in the third quarter of 2006, and compared to $143.2 million in the second quarter of 2007, an increase of 34.2% and 11.3% respectively. Net income was $27.6 million, or $0.18 per diluted share, compared to net income of $12.2 million, or $0.08 per diluted share, in the third quarter of 2006, and net income of $15.6 million, or $0.10 per diluted share, in the second quarter of 2007.
     Revenue for the first nine months of 2007 was $438.6 million, compared to $341.2 million for the first nine months of 2006, an increase of 28.5%. Net income for the first nine months of 2007 was $52.3 million, or $0.34 per diluted share, compared to net income of $23.0 million, or $0.15 per diluted share, for the same period in 2006.
     Included in Foundry’s results for the third quarter of 2007 was $13.3 million of non-cash stock-based compensation expense and $60,000 of expenses related to the Company’s stock option investigation and related restatement costs. Excluding these expenses and the related tax effect, non-GAAP net income in the third quarter of 2007 was $35.9 million and non-GAAP net income per diluted share was $0.23. Please refer to the table below for a reconciliation of GAAP to non-GAAP net income and earnings per share.
     In the third quarter of 2007, North American commercial revenue represented 52.5% of total revenue while sales to Europe, the Middle East and Africa (EMEA) represented 12.2% of total revenue. Both geographies were down slightly from the prior quarter due to normal summer seasonality. Sales to Japan represented 5.4% of total revenue, a decrease from 5.7% of total revenue in the second quarter of 2007 but a slight increase in terms of absolute dollars. Sales to the U.S. Federal Government were seasonally strong, representing 22% of total revenue, an increase of over 100% from the second quarter of 2007.
     Within the service provider market, the Company began shipping and recognizing revenue during the third quarter from its 32-slot routers, the XMR 32000 and MLX-32. The delivery of this new platform helped the overall router revenue grow to 17% of total revenue, a 40% increase from the second quarter of 2007. Overall, service provider revenue grew to approximately 25% of total revenue in the quarter.
     The Company’s cash and marketable securities grew to $945.6 million in the third quarter, an increase of $24.8 million from the second quarter of 2007. In July, Foundry’s board of directors authorized a share repurchase program to buy up to $200 million of its common stock, which remains in effect until December 31, 2008. During the quarter, the Company spent $38.0 million repurchasing 2,128,900 shares of Foundry common stock at an average price of $17.84.
     “Our record results reflect Foundry’s commitment to providing high performance, competitively priced products to the networking marketplace,” said Bobby Johnson, President and CEO of Foundry Networks. “We are pleased to be executing well in all areas. Our sales teams have driven us deeper into the service provider market and increased the diversification within our Federal business. In addition, our manufacturing teams have achieved solid cost reductions, and our engineering teams have consistently delivered technology innovations to fulfill our customers’ critical networking needs, such as our recently delivered 32-slot routers. All of which have contributed to our continued strong financial performance,” concluded Mr. Johnson.

About Non-GAAP Financial Measures
Foundry uses non-GAAP net income and non-GAAP net income per share for internal planning purposes, to assess the results of its business on an ongoing basis, to determine management compensation, and for the convenience of analysts and investors. These measures are not in accordance with, or an alternative to, similarly-named measures under GAAP. The measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Foundry believes these measures provide useful information to its management, board of directors and investors regarding Foundry’s performance when used in conjunction with GAAP information. Foundry believes it is useful to investors to receive information about how items in the statement of operations are affected by stock-based compensation, litigation settlement charges, the expenses related to the stock option investigation and restatement of the Company’s consolidated financial statements and the related income tax effect. Stock-based compensation expense consists of expenses recorded under SFAS 123(R), “Share-Based Payment,” in connection with awards granted under the Company’s equity incentive plans and shares issued pursuant to the Company’s employee stock purchase plan. The Company excludes stock-based compensation expense from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company’s ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of SFAS 123(R); the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense. The Company also excludes legal, accounting and one-time employee compensation costs related to the stock option investigation and restatement of the Company’s consolidated financial statements in addition to litigation settlement charges because these payments do not reflect the Company’s ongoing business and the exclusion of these payments improves the ability of investors to compare its period-over-period operating results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Conference Call
     Foundry Networks will host a conference call today to discuss these results at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynetworks.com. A Web replay will also be available for approximately 90 days at this same Web address.
About Foundry Networks
     Foundry Networks, Inc. (NASDAQ: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security, and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4 - 7 application switches, wireless LAN and access points, access routers and metro routers. Foundry’s customers include the world’s premier ISPs, metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.
Forward-Looking Statements
This press release contains forward-looking statements, as defined under federal securities laws. These forward-looking statements include statements regarding Foundry’s ability to continue to (1) deliver strong financial performance, (2) provide high performance, competitively priced products to its customers, (3) execute in all areas of its business, (4) deepen its penetration into the service provider market and Federal business, (5) reduce manufacturing costs and (6) develop technological innovations. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. These risks include the intense competition that Foundry faces in the market for networking solutions, Foundry’s need to continue to introduce new products with superior performance and features in a timely manner and Foundry’s dependence on large purchases of products from certain customers, as well as those risks and uncertainties included under the captions “Risk Factors” in Foundry’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which is on file with the SEC and is available on

Foundry’s investor relations website at http://www.foundrynet.com/company/ir/ir-sec and on the SEC website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-Q for the quarter ended September 30, 2007, which will be filed with the SEC in November 2007. All information provided in this release and in the attachments is as of October 25, 2007, and should not be unduly relied on because Foundry undertakes no duty to update this information.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net revenue:
Product	$136,974	$98,968	$372,976	$284,320
Service	22,523	19,846	65,574	56,920

Total net revenue	159,497	118,814	438,550	341,240

Cost of revenue:
Product	55,032	43,468	157,864	126,255
Service	4,395	3,406	15,305	8,474

Total cost of revenue	59,427	46,874	173,169	134,729

Gross margin	100,070	71,940	265,381	206,511

Operating expenses:
Research and development	18,425	16,740	57,528	53,771
Sales and marketing	38,425	30,454	116,985	96,069
General and administrative	10,271	10,714	32,975	33,890
Other charges, net	60	4,207	5,660	9,887

Total operating expenses	67,181	62,115	213,148	193,617

Income from operations	32,889	9,825	52,233	12,894
Interest and other income, net	11,440	9,123	32,337	24,506

Income before provision for income taxes and cumulative effect of change in accounting principle	44,329	18,948	84,570	37,400
Provision for income taxes	16,761	6,738	32,279	14,819

Income before cumulative effect of change in accounting principle	27,568	12,210	52,291	22,581
Cumulative effect of change in accounting principle, net of taxes	—	—	—	439

Net income	$27,568	$12,210	$52,291	$23,020

Basic net income per share	$0.19	$0.08	$0.35	$0.16

Weighted average shares used in computing basic net income per share	148,897	146,082	147,768	144,627

Diluted net income per share	$0.18	$0.08	$0.34	$0.15

Weighted average shares used in computing diluted net income per share	156,486	149,830	154,776	150,015

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2007	2006
ASSETS	(unaudited)	(2)
Assets:
Cash and investments (1)	$945,638	$886,433
Accounts receivable, net	111,904	73,145
Inventories	42,888	34,856
Prepaid expenses and other current assets	18,306	8,978
Deferred tax assets	73,676	74,605
Property and equipment, net	8,785	11,103
Other long-term assets	6,929	6,270

Total assets	$1,208,126	$1,095,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$22,209	$23,011
Accrued payroll and related expenses	41,657	27,878
Other accrued expenses	12,733	14,368
Income taxes payable	10,757	5,661
Deferred support revenue	75,663	65,564
Other long-term liabilities	547	813

Total liabilities	163,566	137,295

Stockholders’ equity	1,044,560	958,095

Total liabilities and shareholders’ equity	$1,208,126	$1,095,390

(1)	Includes $192.8 million of long-term marketable securities at September 30, 2007 and $194.1 million at December 31, 2006.

(2)	Derived from audited condensed consolidated financial statements as of December 31, 2006.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$52,291	$23,020
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,395	7,345
Stock-based compensation expense	26,778	38,585
Provision for doubtful accounts	(359)	79
Provision for sales returns	(592)	1,147
Inventory provisions	3,138	8,534
Deferred tax assets	(3,243)	(6,913)
Excess tax benefits from stock-based compensation	(5,959)	(4,721)
Changes in operating assets and liabilities:
Accounts receivable	(37,809)	(3,164)
Inventories	(10,997)	(17,600)
Prepaid expenses and other assets	(11,668)	(4,968)
Accounts payable	(802)	4,988
Accrued payroll and related expenses	12,657	(2,376)
Income taxes payable	17,640	(3,888)
Other accrued expenses	(1,901)	6,369
Deferred support revenue	10,098	5,634

Net cash provided by operating activities	57,667	52,071

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities and purchases of investments, net	(22,905)	(180,306)
Purchases of property and equipment, net	(4,180)	(6,222)

Net cash used in investing activities	(27,085)	(186,528)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock	39,714	43,525
Repurchase of common stock	(39,644)	—
Excess tax benefits from stock-based compensation	5,959	4,721

Net cash provided by financing activities	6,029	48,246

Increase (decrease) in cash and cash equivalents	36,611	(86,211)
Effect of exchange rate changes on cash	(312)	(314)
Cash and cash equivalents, beginning of period	258,137	291,511

Cash and cash equivalents, end of period	$294,436	$204,986

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$25,957	$27,712

FOUNDRY NETWORKS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EPS
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income excluding certain charges and benefits (Non-GAAP)	$35,903	$21,865	$80,770	$53,055
Stock-based compensation expense (1)	(13,286)	(11,288)	(32,801)	(39,044)
Litigation settlement charges (2)	—	(37)	—	(5,417)
Stock option investigation and related compensation costs (3)	(60)	(4,170)	(13,246)	(4,470)
Income tax effect	5,011	5,840	17,568	18,896

Net income	$27,568	$12,210	$52,291	$23,020

Diluted net income per share excluding certain charges and benefits (Non-GAAP)	$0.23	$0.15	$0.52	$0.35
Stock-based compensation expense (1)	(0.08)	(0.08)	(0.21)	(0.26)
Litigation settlement charges (2)	—	—	—	(0.04)
Stock option investigation and related compensation costs (3)	—	(0.03)	(0.09)	(0.03)
Income tax effect	0.03	0.04	0.12	0.13

Diluted net income per share	$0.18	$0.08	$0.34	$0.15

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Cost of product revenue	$385	$410	$1,019	$1,421
Cost of service revenue	601	569	1,464	1,563
Research and development	4,956	3,940	11,734	13,447
Sales and marketing	5,108	4,375	12,705	16,074
General and administrative	2,236	1,994	5,879	6,539

	$13,286	$11,288	$32,801	$39,044

(2)	Litigation settlement charges were recognized in connection with settlement agreements Foundry reached with Lucent and with Alcatel-Lucent.

(3)	Reflects expenses related to the independent review of our stock option practices, which began in June 2006, and related legal, accounting, and compensation costs as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Cost of product revenue	$—	$—	$250	$—
Cost of service revenue	—	—	228	—
Research and development	—	—	3,304	—
Sales and marketing	—	—	3,128	—
General and administrative	—	—	676	—
Other charges, net	60	4,170	5,660	4,470

	$60	$4,170	$13,246	$4,470